For Immediate Release

Hagerty Reports First Quarter 2022 Results

- Total Revenue grew 30% year-over-year to $167.8 million
- Written Premium grew 16% year-over-year to $154.8 million
- Total Active Members grew 11% year-over-year to 2.5 million

TRAVERSE CITY, Mich., May 9, 2022 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive lifestyle brand and a leading specialty insurance provider focused on the global automotive enthusiast market, today announced financial results for the three months ended March 31, 2022. The complete first quarter 2022 financial results, as well as management commentary, can be found by accessing the Company’s stockholder letter on its investor relations website.

"We are off to a strong start in 2022, continuing the momentum from the prior year," said McKeel Hagerty, Chief Executive Officer of Hagerty. "We generated strong results across our business during the first quarter. Our membership count continued to increase and reached 2.5 million members, representing 11% year-over-year growth. Revenue growth accelerated by 30% to $167.8 million year-over-year, while written premium remained solid, increasing 16% year-over-year to $154.8 million. We were also very pleased to see strong customer engagement with our Hagerty Drivers Club (HDC), as HDC paid member count increased 9% from the end of the first quarter 2021 to 727,000 as of March 31, 2022. These strong results are a testament to our unique business model, and unwavering commitment to provide value-added and best-in-class services to our members."

"Looking ahead, we remain focused on what we can control in this challenging macro environment, and believe we are well positioned to drive sustainable double-digit organic written premium growth," added Mr. Hagerty. "We will continue to provide our members with a wealth of new offerings that will attract and retain car lovers, which enables us to further monetize our substantial addressable market as our members expand their use of fee-based Hagerty products and services. While 2022 will be a year of investment for Hagerty, as we have noted previously, we are excited about the long-term value that will be derived from these opportunities. We also are excited about our partnership with State Farm, which is on track to launch before the end of 2022."

Conference Call Details
Hagerty will hold a conference call to discuss the financial results today at 5:00 pm Eastern Time. A webcast of the conference call, including the Company's Investor presentation highlighting first quarter 2022 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com for 90 days following the call.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Hagerty’s current expectations and projections with respect to its expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and increases in earned premium; (ii) changes in the market for Hagerty’s products and services, (iii) Hagerty’s plans to expand market share, including planned investments and partnerships; (iv) anticipated business objectives; and (v) the strength of Hagerty’s business model. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," “future,” “goal,” "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, but are not limited to: (i) Hagerty’s ability to compete effectively within its industry and attract and retain members; (ii) its dependence on a limited number of insurance distribution and underwriting carrier partners; (iii) Hagerty’s ability to prevent, monitor and detect fraudulent activity, including its reliance on a limited number of payment processing services; (iv) disruptions, interruptions, outages with its technology platforms or third-party services; (v) the limited operating history of some or Hagerty’s membership products and the success of any new insurance programs and products; (iv) adverse impacts from the COVID-19 pandemic and current and future variants of the virus; (vii) the cyclical nature of the insurance business and Hagerty’s ability to collect vehicle usage and driving data; (viii) unexpected increases in the frequency or severity of claims; (ix) compliance with the numerous laws and regulations applicable to Hagerty’s business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (x) whether investors or securities analysts view Hagerty’s stock structure unfavorably, particularly its dual-class structure; (xi) the fact that Hagerty is a controlled company; and (xii) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Hagerty.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and our business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Based in Traverse City, Michigan, Hagerty's purpose is to save driving and car culture for future generations and its mission is to build a global business to fund that purpose. Hagerty is an automotive enthusiast brand offering integrated membership products and programs as well as a specialty insurance provider focused on the global automotive enthusiast market. Hagerty is home to Hagerty Drivers Club, Hagerty DriveShare, Hagerty Valuation Tools, Hagerty Media, Hagerty Drivers Club magazine, MotorsportReg, Hagerty Garage + Social, the Amelia Concours d’Elegance, the Detroit Concours d’Elegance, the Greenwich Concours d'Elegance, the California Mille, Motorlux, the Hagerty Drivers Foundation and more. For more information on Hagerty, please visit www.hagerty.com, or connect with us on Facebook, Instagram and Twitter.

More information can be found at newsroom.hagerty.com.

###

Contact: investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty